Exhibit 99

Form 4 Joint Filer Information

Name:	Northwest Airlines, Inc.

Address:	2700 Lone Oak Parkway
Eagan, MN 55121

Designated Filer:	Northwest Airlines Corporation

Issuer & Tickler Symbol:	Orbitz, Inc. (ORBZ)

Date of Event
Requiring Statement:	2004-06-14

Signature:	By:	s/Michael L. Miller
Vice President – Law and Secretary